UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                November 27, 2001


                          GOLFGEAR INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                     000-28007                 43-1627555
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)



                                12771 Pala Drive
                      Garden Grove, California 92841-3923
                    (Address of Principal Executive Offices)


                                 (714) 899-4274
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.     OTHER EVENTS

     On November 27, 2001, MC Corporation, a Japanese corporation, filed a lawsuit against GolfGear International, Inc. (the "Company") in the United
States District Court for the Central District of California. The lawsuit alleges breach of contract and seeks specific performance arising out of a preferred stock subscription agreement entered into between the parties in September 1999 (the "Subscription Agreement"). The dispute centers around interpretation of a reset provision contained in the Subscription Agreement. MC Corporation alleges that they are entitled in excess of 10,000,000 shares of common stock of the Company upon conversion of the preferred stock by virtue of this reset provision. In the alternative, the lawsuit seeks monetary damage in the amount of $1,600,000. The Company disagrees with this interpretation and believes that MC Corporation is only entitled to approximately 2,500,000 shares of common stock. The Company intends to vigorously defend this action and is considering all available legal options and responses.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.



                                             GOLFGEAR INTERNATIONAL, INC.


Date:  November 30, 2001                     By:
                                                  ------------------------------
                                                  Donald A. Anderson, President



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